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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint TIMOTHY P. DORDELL and LAWRENCE T. BELL, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration of 1,405,378 shares of Ecolab Inc. Common Stock, par value $1.00 per share plus Preferred Stock Purchase Rights associated with the Common Stock, for the Ecolab Inc. 2002 Stock Incentive Plan, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares) provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 7th day of May 2004.

/s/ Douglas M. Baker, Jr. Douglas M. Baker, Jr.
/s/Les S. Biller Les S. Biller
/s/Jerry A. Grundhofer Jerry A. Grundhofer
/s/Stefan Hamelmann Stefan Hamelmann
/s/James J. Howard James J. Howard
/s/William L. Jews William L. Jews
/s/Joel W. Johnson Joel W. Johnson
/s/Jochen Krautter Jochen Krautter
/s/Ulrich Lehner Ulrich Lehner
/s/Jerry W. Levin Jerry W. Levin
/s/Robert L. Lumpkins Robert L. Lumpkins

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  Exhibit 24.1
POWER OF ATTORNEY